Exhibit 10.8

KRYSTAL BIOTECH 2017 EQUITY INCENTIVE PLAN

NOTICE OF OPTION GRANT

You have been granted an option to purchase Common Stock of Krystal Biotech, Inc. (the “Company”), subject to the terms and conditions of this Notice of Option Grant (this “Notice”), Krystal Biotech 2017 Equity Incentive Plan, as amended from time to time (the “Plan”), and the attached Option Agreement as follows. Unless otherwise defined herein, the terms defined in the Plan and the Option Agreement shall have the same defined meanings in this Notice.

Name of Participant:

Date of Award:

Exercise Price per Share:	$

Total Number of Shares
Subject to the Option:

Total Exercise Price:	$

Type of Option:	Non-Qualified Option
Qualified Option

Expiration Date:

Post-Termination Exercise Period:	90 days

Vesting Schedule:	The Option shall vest with respect to 1⁄4 of the Shares subject thereto when the Participant completes 12 months of Continuous Service, with the first 1⁄4 vesting on the twelve-month anniversary of the Vesting Commencement Date. All Options shall vest upon the occurrence of a Company Event.

Vesting Commencement Date:

By your signature and the signature of the Company’s representative on the Option Agreement, you and the Company agree that the Option is granted under and governed by the terms and conditions of this Notice, the Plan and Option Agreement, each of which are attached to and made a part of this document.

THE OPTION GRANTED PURSUANT TO THIS AGREEMENT, AND THE SHARES FOR WHICH SUCH OPTION IS EXERCISABLE, HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION THEREOF UNDER SUCH ACT OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED. THE PARTICIPANT HEREBY AGREES THAT ALL SHARES ACQUIRED PURSUANT TO THIS AGREEMENT SHALL BE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE BYLAWS OF THE COMPANY.

KRYSTAL BIOTECH 2017 EQUITY INCENTIVE PLAN:

OPTION AGREEMENT

THIS OPTION AGREEMENT (this “Agreement”) is entered into as of                 , by Krystal Biotech, Inc., a Delaware corporation (the “Company”), and                (the “Participant”).

SECTION 1. GRANT OF OPTION.

The Company hereby grants to the Participant named in the Notice of Option Grant (the “Notice”) an option (the “Option”) to purchase the total number and type of Shares subject to the Option (the “Optioned Shares”) set forth in the Notice, at the exercise price per Share set forth in the Notice (the “Exercise Price”), subject to the terms and provisions of the Notice, this Agreement and the Plan, each of which are incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Agreement.

SECTION 2. EXERCISE OF OPTION.

(a) Right to Exercise. The Option shall vest during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Agreement, provided that the Option shall not be exercisable, to the extent vested, until the earlier of a Company Event or an Incorporation. The Option shall be subject to the provisions of the Notice and the Plan relating to the exercisability or termination of the Option in the event of a Company Event. The Participant shall be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Manager. In no event shall the Company issue fractional Shares.

(b) Method of Exercise. The Option shall be exercisable by delivery of an exercise notice in a form determined by the Board of Directors from time to time or by such other procedure as specified from time to time by the Board of Directors, which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, and such other provisions as may be required by the Board of Directors. The exercise notice shall be delivered in person, by certified mail, or by such other method (including electronic transmission) as determined from time to time by the Board of Directors to the Company accompanied by payment of the Exercise Price and all applicable income and employment taxes required to be withheld.

(c) Taxes. No Shares will be delivered to the Participant pursuant to the exercise of the Option until the Participant has made arrangements acceptable to the Board of Directors for the satisfaction of applicable income tax and employment tax withholding obligations and such other tax obligations of the Participant as may be incident to the receipt of Shares. Upon exercise of the Option, the Company or the Participant’s employer may offset or withhold (from any amount owed by the Company or the Participant’s employer to the Participant) or collect from the Participant an amount sufficient to satisfy such tax withholding obligations. Furthermore, in the event of any determination that the Company has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the Option, the Participant agrees to pay the Company the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company to do so, whether or not the Participant is an employee of the Company at that time.

SECTION 3. CONDITIONS TO EXERCISE AND ISSUANCE OF SHARES.

The Participant understands that neither the Option nor the Shares exercisable pursuant to the Option have been registered under the Securities Act or any other securities laws and are subject to the Bylaws of the Company as they may be amended from time to time. As a condition to exercise of the Option, the Participant shall make such representations and warranties as are required by Section 9(b) of the Plan and take such other actions as the Board of Directors requests in its reasonable discretion as a condition to the issuance of Shares to the Participant and the admission of such Participant as a shareholder of the Company.

SECTION 4. METHOD OF PAYMENT.

Payment of the Exercise Price shall be made by any of the following, or a combination thereof, at the election of the Participant; provided, however, that such exercise method does not then violate any applicable law: by cash, check or wire transfer.

SECTION 5. RESTRICTIONS ON EXERCISE.

The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any applicable laws. If the exercise of the Option within the applicable time periods set forth in Sections 6, 7 and 8 of this Agreement is prevented by the provisions of this Section 5(a), the Option shall remain exercisable until one (1) month after the date the Participant is notified by the Company that the Option is exercisable, but in any event no later than the expiration date set forth in the Notice (the “Expiration Date”).

SECTION 6. TERMINATION OR CHANGE OF CONTINUOUS SERVICE.

(a) Subject to Section 5, in the event the Participant’s Continuous Service terminates, the Participant may, but only during the Post-Termination Exercise Period set forth in the Notice, exercise the portion of the Option that was vested at the date of such termination (the “Termination Date”) to the extent such portion is not forfeited in accordance with the terms of

the Notice. The Post-Termination Exercise Period shall commence on the Termination Date.    no event, however, shall the Option be exercised later than the Expiration Date set forth in the Notice. In the event of the Participant’s change in status from Employee to Consultant or from Consultant to Employee, the Option shall remain in effect and the Option shall continue to vest in accordance with the Vesting Schedule set forth in the Notice. To the extent that the Option was unvested on the Termination Date, or if the Participant does not exercise the vested portion of the Option within the Post-Termination Exercise Period, the Option shall terminate.

(b) If the Participant commences working on a part-time basis, then the Board of Directors may adjust the Vesting Schedule set forth in the Notice in accordance with the Company’s part-time work policy or the terms of an agreement between the Participant and the Company pertaining to his or her part-time schedule. If the Participant goes on a leave of absence, then the Company may adjust the Vesting Schedule set forth in the Notice in accordance with the Company’s leave of absence policy or the terms of such leave.

SECTION 7. DISABILITY OF PARTICIPANT.

Subject to Section 5, in the event the Participant’s Continuous Service terminates as a result of his or her Disability, the Participant may, but only within twelve (12) months from the Termination Date and in no event later than the Expiration Date, exercise the portion of the Option that was vested on the Termination Date to the extent such portion is not forfeited in accordance with the terms of the Notice. To the extent that the Option was unvested on the Termination Date, or if the Participant does not exercise the vested portion of the Option within the time specified herein, the Option shall terminate. For purposes of this Agreement, “Disability” shall have the same meaning as defined under the long-term disability policy of the Company or the Related Entity to which the Participant provides services regardless of whether the Participant is covered by such policy. If the Company or the Related Entity to which the Participant provides service does not have a long-term disability plan in place, “Disability” means that the Participant is unable to carry out the responsibilities and functions of the position held by the Participant by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. The Participant will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Board of Directors in its discretion.

SECTION 8. DEATH OF PARTICIPANT.

Subject to Section 5, in the event of the termination of the Participant’s Continuous Service as a result of his or her death, or in the event of the Participant’s death during the Post-Termination Exercise Period or during the twelve (12) month period following the Participant’s termination of Continuous Service as a result of his or her Disability, the person who acquired the right to exercise the Option pursuant to Section 9 may, within twelve (12) months following the date of the Participant’s death but in no event later than the Expiration Date, exercise the portion of the Option that was vested on the Termination Date to the extent such portion is not forfeited in accordance with the terms of the Notice. To the extent that the Option was unvested on the date of death, or if the vested portion of the Option is not exercised within the time specified herein, the Option shall terminate.

SECTION 9. TRANSFERABILITY OF OPTION.

The Option may not be transferred in any manner other than by will or by the laws of descent and distribution; provided, however, that the Option may be transferred during the lifetime of the Participant to the extent and in the manner determined by the Board of Directors in its sole discretion. Notwithstanding the foregoing, the Participant may designate one or more beneficiaries of the Participant’s Option in the event of the Participant’s death on a beneficiary designation form provided by the Board of Directors. Following the death of the Participant, the Option, to the extent provided in Section 8, may be exercised (a) by the person or persons designated under the deceased Participant’s beneficiary designation, or (b) in the absence of an effectively designated beneficiary, by the Participant’s legal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution. The terms of the Option shall be binding upon the executors, administrators, heirs, successors and transferees of the Participant.

SECTION 10. TERM OF OPTION.

The Option must be exercised no later than the Expiration Date or such earlier date as otherwise provided herein. After the Expiration Date or such earlier date, the Option shall be of no further force or effect and may not be exercised.

SECTION 11. RESTRICTION ON TRANSFER OF SHARES.

(a) General. The Participant shall not transfer, assign, encumber or otherwise dispose of any Shares issued hereunder without the written consent of the Board of Directors, which written consent may be granted or withheld in its sole discretion.

(b) Bylaws. Shares issued hereunder shall be subject to any transfer restrictions which are included in the Bylaws of the Company.

(c) Market Stand-Off. In connection with any underwritten public offering by the Company or the Company’s successor in an acquisition or otherwise (collectively, the “Successor Entity”) of its equity securities pursuant to an effective registration statement filed under the Securities Act, including the Successor Entity’s initial public offering, the Participant or any holder of the Shares acquired under this Agreement shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Agreement (or other equity securities of the Successor Entity) without the prior written consent of the Successor Entity or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time following the date of the final prospectus for the offering as may be requested by the Successor Entity or such underwriters. In no event, however, shall such period exceed 180 days. The Market Stand-Off shall in any event terminate two years after the date of the Successor Entity’s initial public offering. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Successor Entity’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off. In order to enforce the Market Stand-Off, the Successor Entity may impose stop-transfer instructions with respect to the Shares acquired under this Agreement until the end of the applicable stand-off period. The Successor Entity’s underwriters shall be beneficiaries of the agreement set forth in this Subsection (c). This Subsection (c) shall not apply to Shares registered in the public offering under the Securities Act, and the Participant shall be subject to this Subsection (c) only if the directors and officers of the Successor Entity are subject to similar arrangements.

(d) Securities Law Restrictions. Regardless of whether the issuance of Shares hereunder have been registered under the Securities Act or have been registered or qualified under the securities laws of any state, the Company at its discretion may impose restrictions upon the sale, pledge or other transfer of the Shares (including the placement of appropriate legends on Share certificates or the imposition of stop-transfer instructions) if, in the judgment of the Company, such restrictions are necessary or desirable in order to achieve compliance with the Securities Act, the securities laws of any state or any other law.

(e) Rights of the Company. The Company shall not be required to (i) transfer on its books any Shares that have been sold or transferred in contravention of this Agreement or its Bylaws or (ii) treat as an M owner of Shares, or otherwise to accord voting, distribution or liquidation rights to, any transferee to whom Shares have been transferred in contravention of this Agreement or the Bylaws.

(f) Administration. Any determination by the Company and its counsel in connection with any of the matters set forth in this Section 11 shall be conclusive and binding on the Participant and all other persons.

SECTION 12. ADJUSTMENT OF OPTIONS AND SHARES.

In the event of any transaction described in Section 10 of the Plan, the number and kind of Shares for which the Option is exercisable shall be adjusted as set forth in Section 10 of the Plan. In the event that the Company engages in a Corporate Transaction or a Change in Control occurs as described in the Plan, the Option shall be governed by Section 11 of the Plan.

SECTION 13. TAX CONSEQUENCES.

(a) The Participant may incur tax liability as a result of the Participant’s purchase or disposition of the Shares. THE PARTICIPANT SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

(b) Notwithstanding the Company’s good faith determination of the Fair Market Value of the Shares for purposes of determining the Exercise Price Per Share of the Option as set forth in the Notice, the taxing authorities may assert that the Fair Market Value of the Shares on the Date of Award was greater than the Exercise Price Per Share. Under Section 409A of the Code, if the Exercise Price Per Share of the Option is less than the Fair Market Value of the Shares on the Date of Award, the Option may be treated as a form of deferred compensation and the Participant may be subject to an acceleration of income recognition, an additional 20% tax (or 40% tax in the case of California residents), plus interest and possible penalties. The Company makes no representation that the Option will comply with Section 409A of the Code and makes no undertaking to prevent Section 409A of the Code from applying to the Option or to mitigate its effects on any deferrals or payments made in respect of the Option. The Participant is encouraged to consult a tax adviser regarding the potential impact of Section 409A of the Code.

SECTION 14. ENTIRE AGREEMENT; GOVERNING LAW.

The Notice, the Plan, and this Agreement constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Participant with respect to the subject matter hereof, and may not be modified adversely to the Participant’s interest except by means of a writing signed by the Company and the Participant. Nothing in the Notice, the Plan and this Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties hereto. The Notice, the Plan, and this Agreement are to be construed in accordance with and governed by the internal laws of the State of California without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of California to the rights and duties of the parties hereto. Should any provision of the Notice, the Plan, or this Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

SECTION 15. CONSTRUCTION.

The captions used in the Notice and this Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

SECTION 16. ADMINISTRATION AND INTERPRETATION.

Any question or dispute regarding the administration or interpretation of the Notice, the Plan or this Agreement shall be submitted by the Participant or by the Company to the Board of Directors. The resolution of such question or dispute by the Board of Directors shall be final and binding on all persons.

SECTION 17. VENUE.

The Company, the Participant, and the Participant’s assignees pursuant to Section 9 (the “Parties”) agree that any suit, action, or proceeding arising out of or relating to the Notice, the Plan or this Agreement shall be brought in the federal and state courts of the State of California and that the Parties shall submit to the jurisdiction of such court. The Parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. If any one or more provisions of this Section 18 shall for any reason be held invalid or unenforceable, it is the specific intent of the Parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

SECTION 18. NOTICES.

Any notice required by the terms of this Agreement shall be given in writing, which shall include electronic communications. Notice shall be addressed to the Company at its principal executive office and to the Participant at the address that he or she most recently provided to the Company.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement, in the case of the Company by its duly authorized officer, as of the day and year first above written.

PARTICIPANT:	KRYSTAL BIOTECH, INC.

By:

Title:

IN EXECUTING THIS AGREEMENT, THE PARTICIPANT ACKNOWLEDGES RECEIPT OF A COPY OF THE PLAN, THE NOTICE AND THIS AGREEMENT AND REPRESENTS THAT HE OR SHE IS FAMILIAR WITH THE TERMS AND PROVISIONS THEREOF, AND HEREBY ACCEPTS THE AWARD SUBJECT TO ALL OF THE TERMS AND PROVISIONS HEREOF AND THEREOF. THE PARTICIPANT HAS REVIEWED THIS AGREEMENT, THE PLAN AND THE NOTICE IN THEIR ENTIRETY, HAS HAD AN OPPORTUNITY TO OBTAIN THE ADVICE OF COUNSEL PRIOR TO EXECUTING THIS AGREEMENT, AND FULLY UNDERSTANDS ALL PROVISIONS OF THIS AGREEMENT, THE NOTICE AND THE PLAN. THE PARTICIPANT HEREBY AGREES THAT ALL QUESTIONS OF INTERPRETATION AND ADMINISTRATION RELATING TO THIS AGREEMENT, THE NOTICE AND THE PLAN SHALL BE RESOLVED BY THE BOARD OF DIRECTORS.